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                                                                   Exhibit 23.3

              Consent of Ernst & Young LLP, Independent Auditors



   We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-4, No. 333-83582) and related Prospectus of Cytyc Corporation for the registration of its common stock and to the incorporation by reference therein of our report dated August 3, 2001, with respect to the consolidated financial statements and schedule of Digene Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 2001, filed with the Securities and Exchange Commission.


                                                       /s/ Ernst & Young LLP

McLean, Virginia

March 26, 2002


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